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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our reports dated February 11, 1999, November 16, 1998 and March 6, 1997. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the dates of our reports.

                                          /s/ Arthur Andersen LLP

Stamford, CT
March 25, 1999